Exhibit 99.1

PROS HOLDINGS REPORTS RECORD FOURTH QUARTER 2007
FINANCIAL RESULTS

•                  Record fourth quarter revenue of $17.8 million, an increase of 35% year-over-year

•                  Full-year 2007 revenue of $62.1 million, up 35% from 2006

•                  Net income of $0.13 per diluted share in the fourth quarter and $0.45 per diluted share for 2007

•                  Non-GAAP net income of $0.15 per diluted share in fourth quarter and $0.46 per diluted share for 2007

Houston, Texas — February 11, 2008 — PROS Holdings, Inc. (NYSE: PRO), a leading provider of pricing and revenue optimization science and software, today announced financial results for the fourth quarter and year ended December 31, 2007.

Revenues for the fourth quarter of 2007 were a record $17.8 million, a 35% increase over the fourth quarter of 2006.  License and implementation revenues were $12.6 million in the quarter, an increase of 40% from a year ago, and maintenance revenue was $5.2 million, up 23% from the fourth quarter of 2006.  For the year ended December 31, 2007, revenue was $62.1 million, with 70% from license and implementation revenue and 30% from maintenance revenue.

Bert Winemiller, Chairman and CEO of PROS stated, “We are pleased that we have exceeded our financial targets in the fourth quarter of 2007, reporting the strongest quarter and year in our history. These results are validation of PROS proven business model of delivering high-ROI pricing and revenue optimization software products to our customers and our high-visibility revenue model. PROS proven track record, proven processes, and proven solutions are the keys to our success and drive our high level of customer satisfaction.”

For the quarter ended December 31, 2007 PROS reported income from operations, in accordance with accounting principles generally accepted in the United States of America (“GAAP”), of $3.8 million compared with $2.4 million for the same period in 2006.  Net income in the quarter was $3.5 million, or $0.13 per diluted share compared with $2.3 million, or $0.11 per diluted share in the fourth quarter of 2006.  For the year ended December 31, 2007, GAAP operating income was $11.0 million, compared to $6.8 million in 2006.  GAAP net income in 2007 was $10.5 million, or $0.45 per diluted share, compared with $7.0 million, or $0.32 per diluted share in 2006.

In the fourth quarter of 2007, non-GAAP income from operations was $4.4 million, up 86% year-over-year, and non-GAAP net income was $4.0 million, or $0.15 per diluted share, compared with non-GAAP net income of $2.3 million, or $0.11 per diluted share in the fourth quarter of 2006.  These non-GAAP figures in the fourth quarter of 2007 exclude $0.7 million of SFAS123R stock-based compensation charges.  For the year ended December 31, 2007, non-GAAP operating income was $12.6 million, up 85% from 2006, and non-GAAP net income was $11.0 million, or $0.46 per diluted share, an improvement from non-GAAP net income of $7.0 million or $0.32 per diluted share in 2006. These non-GAAP figures for the year ended December 31, 2007 exclude $1.6 million of SFAS123R stock-based compensation charges.

Charles Murphy, Executive Vice President and CFO stated, “We executed very well in Q4, showing year-over-year and sequential improvements in both gross margin and operating margin.  Higher than expected revenue and lower than anticipated expenses drove non-GAAP operating margins above 20% for the first time in our history.”

The attached table represents a reconciliation of GAAP to non-GAAP income from operations and net income as well as net income per share available to common stockholders for the fourth quarter and year ended December 31, 2007 and 2006.

Cash and equivalents were $44.4 million at the end of the fourth quarter of 2007, an increase of $4.4 million from the end of the third quarter.  The effective GAAP tax rate was 20% in the fourth quarter and 11% for the year ended December 31, 2007 and the effective tax rate on a non-GAAP basis was 20% for the fourth quarter and the year ended December 31, 2007.

Financial Outlook

Based on information as of today, PROS is providing the following outlook for the first quarter of 2008 and for the full year:

First Quarter of Fiscal Year 2008:

•                  The Company expects total revenue in the range of $17.5 million to $17.8 million.

•                  The Company is projecting GAAP income from operations of $2.5 million to $2.7 million; GAAP net income of $2.1 million to $2.3 million and GAAP diluted earnings per share of $0.08 to $0.09.

•                  The Company is projecting non-GAAP income from operations of $3.2 million to $3.4 million.  Non-GAAP income from operations for the first quarter excludes estimated SFAS 123(R) stock-based compensation charges of approximately $0.8 million.

•                  The Company is projecting non-GAAP net income of $2.6 million to $2.8 million and non-GAAP diluted earnings per share of $0.10 based on an estimated weighted average of 26.8 million diluted shares outstanding.

Fiscal Year 2008:

•                  The Company expects total revenue in the range of $76.0 million to $78.0 million.

•                  The Company is projecting GAAP income from operations of $11.3 million to $12.1 million; GAAP net income of $9.4 million to $10.0 million and GAAP diluted earnings per share of $0.35 to $0.37.

•                  The Company is projecting non-GAAP income from operations of $14.9 million to $15.7 million.  Non-GAAP income from operations for the full year excludes estimated SFAS 123(R) stock-based compensation charges of approximately $3.6 million.

•                  The Company is projecting non-GAAP net income of $12.0 million to $12.6 million and non-GAAP diluted earnings per share of $0.45 to $0.47 based on an estimated weighted average of 27.0 million diluted shares outstanding.

•                  The Company anticipates bookings for 2008 to be in the range of $53 million to $55 million.

The projections provided above are based on an estimated tax rate of 28%.  This rate assumes that Congress will reinstate on a retroactive basis the Research & Experimentation (“R&E”) tax credit.  Congress has reinstated on a retroactive basis the R&E tax credit several times since its enactment in 1981, and PROS believes Congress will do so in 2008.  However, until the credit is reinstated, PROS will record Federal income taxes in 2008 at the enacted Federal rate of 35%.  The impact of the R&E tax credit not being reinstated translates to about a $0.01 and $0.05 diluted earnings per share impact for the first quarter of 2008 and year ended 2008, respectively, on both a GAAP basis and non-GAAP basis.

Conference Call

In conjunction with this announcement, PROS Holdings will host a conference call on February 11, 2008, at 5:00 p.m. (ET) to discuss the company’s financial results.  To access this call, dial (866) 713-8310 (domestic) or (617) 597-5308 (international).  The pass code for the call is 69207791.  Additionally, a live web cast of the conference call will be available in the “Investor Relations” section of the Company’s web site at www.prospricing.com.

Following the conference call, a replay will be available at (888) 286-8010 (domestic) or (617) 801-6888 (international).  The replay pass code is 23210659.  An archived web cast of this conference call will also be available in the “Investor Relations” section of the Company’s web site at www.prospricing.com.

About PROS

PROS Holdings, Inc. (NYSE: PRO) is a leading provider of pricing and revenue optimization software products, specializing in price analytics, price execution, and price optimization.  By using PROS’ software products, companies gain insight into their pricing strategies, identify pricing-based profit leaks, optimize their pricing decision making and improve their business processes and financial performance.  PROS’ software products implement advanced pricing science, which includes operations research, forecasting and statistics.  PROS high performance software architecture supports real-time high volume transaction processing and allows PROS to handle the processing and database requirements of the most sophisticated and largest customers, including customers with 100s of simultaneous users and sub-second electronic transactions.  PROS provides professional services to configure our software products to meet the specific pricing needs of each customer.  PROS has implemented over 200 solutions across a range of industries in more than 40 countries.

Founded in 1985, PROS is headquartered in Houston, Texas.  Today, PROS has over 300 employees, more than 100 with advanced degrees and over 20 with Ph.D.s.  To learn more about PROS, please visit www.prospricing.com.

Forward-looking Statements

This press release contains forward-looking statements, including statements about PROS future financial performance, product development, market growth, the demand for PROS solutions, the performance of PROS solutions, and the predictability of the PROS business. The forward-looking statement contained in this press release are based upon PROS historical performance and its current plans, estimates and expectations and are not a representation that such plans, estimates or expectations will be achieved. Factors that could cause actual results to differ materially from those described herein include: (a) PROS’ ability to sell its solutions and successfully install and deliver the products and services at levels required to meet its future financial performance expectations, (b) PROS’ ability to develop and sell new products and product enhancements with the required functionality desired, (c) the ability of the market for enterprise pricing and revenue optimization  software to grow, (d) the ability of the PROS revenue model to continue to provide the level of predictability to the PROS business,  (e) PROS ability to maintain historical maintenance renewal rates, (f) PROS’ ability deliver its solutions according to the acceptance criteria of its customers, (g) Congress’ failure to renew the R&E credit in 2007 and the potential Congress fails to reinstate the credit in 2008 and (h) unanticipated changes in our effective tax rate.  Additional information relating to the uncertainty affecting the PROS business are contained in PROS filings with the Securities and Exchange Commission.  These forward-looking statements represent PROS expectations as of the date of this press release.  Subsequent events may cause these expectations to change, and PROS disclaims any obligations to update or alter these forward-looking statements in the future, whether as a result of new information, future events or otherwise.

Non-GAAP Financial Measures

PROS has provided in this release certain financial information that has not been prepared in accordance with GAAP.  This information includes non-GAAP income from operations, net income and diluted earnings per share.

PROS uses these non-GAAP financial measures internally in analyzing its financial results and believes they are useful to investors, as a supplement to GAAP measures, in evaluating PROS ongoing operational performance.  PROS believes that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results.   As noted, the non-GAAP financial measures discussed above are stock-based compensation charges for the three and twelve months ended December 31, 2007 of $0.7 million and $1.6 million, respectively pursuant to SFAS 123(R), the expensing in the third quarter of deferred financing costs of $0.4 million in connection with the repayment of the $20.0 million credit facility and $1.1 million tax benefit in the third quarter due to the reversal of a valuation allowance previously recorded against our deferred tax assets.

Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Investors are encouraged to review the reconciliation of these non-GAAP measures to their most directly comparable GAAP financial measure as detailed above.  A reconciliation of GAAP to the non-GAAP financial measures has been provided in the tables included as part of this press release.

Investor Contact:
PROS Investor Relations
Tel: 713-335-5879
e-mail: ir@PROSpricing.com

Media Contact:
PROS Corporate Communications
Tel: 713-335-5197
e-mail: corpcomm@PROSpricing.com

PROS HOLDINGS, INC.

CONSOLIDATED BALANCE SHEETS

(in thousands)

(Unaudited)

	December 31,
	2007	2006

Assets
Current assets:
Cash and cash equivalents	$44,378	$42,540
Accounts and unbilled receivables, net of allowance of $1,550 and $1,190 respectively	14,896	13,789
Prepaid expenses and other	4,050	2,200
Total current assets	63,324	58,529
Property and equipment, net	3,063	2,373
Other assets	2,593	2,144
Total assets	$68,980	$63,046

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$1,466	$584
Accrued liabilities	3,804	3,966
Accrued contract labor	628	1,405
Accrued payroll	3,250	2,919
Deferred revenue	20,259	22,080
Total current liabilities	29,407	30,954
Long-term deferred revenue	5,885	4,132

Commitments and contingencies

Redeemable preferred stock, $0.001 par value, 3,921,312 shares authorized, 0 and 2,627,282 shares outstanding, respectively	—	17,283
Stockholders’ equity:
Common stock, 75,000,000 and 28,000,000 shares authorized, 29,926,529 and 23,580,729 issued, 26,079,489 and 19,733,689 shares outstanding	32	24
Additional paid-in capital	53,359	7,813
Common stock warrants	—	226
Treasury stock, 3,847,040 common shares at cost	(8,938)	(8,938)
Accumulated (deficit) earnings	(10,765)	11,552
Total stockholders’ equity	33,688	10,677
Total liabilities and stockholders’ equity	$68,980	$63,046

PROS HOLDINGS, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS - GAAP

(in thousands, except per share data)

(Unaudited)

	For the Three Months
	Ended December 31,		For the Year Ended December 31,
	2007	2006	2007	2006

Revenue:
License and implementation	$12,582	$8,965	$43,159	$29,604
Maintenance and support	5,201	4,244	18,920	16,423
Total revenue	17,783	13,209	62,079	46,027

Cost of revenue:
License and implementation	3,538	3,531	13,227	12,079
Maintenance and support	1,264	813	4,717	3,526
Total cost of revenue	4,802	4,344	17,944	15,605

Gross profit	12,981	8,865	44,135	30,422
Gross margin	73.0%	67.1%	71.1%	66.1%

Operating expenses:
Selling, general and administrative	4,763	3,214	16,292	13,261
Research and development	4,443	3,257	16,837	10,332
Total operating expenses	9,206	6,471	33,129	23,593

Income from operations	3,775	2,394	11,006	6,829

Other income (expense):
Interest income	523	516	1,623	1,921
Interest expense	—	—	(869)	—
Income before income tax provision	4,298	2,910	11,760	8,750
Income tax provision	845	574	1,243	1,725
Net income	$3,453	$2,336	$10,517	$7,025

Accretion of preferred stock	—	(87)	(82)	(460)

Net earnings attributable to common stockholders	$3,453	$2,249	$10,435	$6,565

Net earnings attributable to common stockholders per share:
Basic	$0.13	$0.11	$0.45	$0.33
Diluted	$0.13	$0.11	$0.45	$0.32

Weighted average number of shares:
Basic	25,989,277	19,729,522	23,026,163	19,649,372
Diluted	26,656,433	21,093,867	23,433,981	20,604,202

PROS HOLDINGS, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS - RECONCILIATION

OF GAAP TO NON-GAAP

(in thousands, except per share data)

(Unaudited)

	For the Three Months
	Ended December 31,		For the Year Ended December 31,
	2007	2006	2007	2006

Net income	$3,453	$2,336	$10,517	$7,025

GAAP SFAS 123(R) (Non-Cash Compensation):
Cost of revenue	99	—	257	—
Selling, general and administrative	299	—	803	—
Research and development	271	—	541	—
Total operating expenses	669	—	1,601	—

Deferred Loan Costs	—	—	397	—

Tax impact of SFAS 123(R) and deferred loan costs	(132)	—	(411)	—
Tax impact of valuation allowance	—	—	(1,137)	—
Total Non-GAAP tax impact	(132)	—	(1,548)	—

Non-GAAP net income	3,990	2,336	10,967	7,025

Accretion of preferred stock	—	(87)	(82)	(460)

Non-GAAP net earnings attributable to common stockholders	$3,990	$2,249	$10,885	$6,565

Basic	$0.15	$0.11	$0.47	$0.33
Diluted	$0.15	$0.11	$0.46	$0.32

Shares used in computing net income per common share:
Basic	25,989,277	19,729,522	23,026,163	19,649,372
Diluted	26,656,433	21,093,867	23,433,981	20,604,202

Income from operations	$3,775	$2,394	$11,006	$6,829

GAAP SFAS 123(R) (Non-Cash Compensation):	669	—	1,601	—

Non-GAAP income from operations	$4,444	$2,394	$12,607	$6,829

Non-GAAP income from operations %	25.0%	18.1%	20.3%	14.8%

GAAP - gross profit	$12,981	$8,865	$44,135	$30,422

GAAP SFAS 123(R) (Non-Cash Compensation):	99	—	257	—

Non-GAAP gross profit	$13,080	$8,865	$44,392	$30,422

Non-GAAP gross margin	73.6%	67.1%	71.5%	66.1%

PROS HOLDINGS, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

(Unaudited)

	For the Year Ended December 31,
	2007	2006

Operating activities:
Net income	$10,517	$7,025
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	1,182	1,270
Noncash compensation	1,601	—
Deferred taxes, net	(1,871)	(1,161)
Provision for doubtful accounts	360	170
Other, net	418	—
Changes in operating assets and liabilities:
Accounts receivable, net	(183)	(5,444)
Unbilled receivables	(1,284)	(1,086)
Prepaid expenses and other	(427)	(1,365)
Accounts payable, accrued liabilities, accrued contract labor and accrued payroll	(221)	1,859
Deferred revenue	(68)	12,250
Net cash provided by operating activities	10,024	13,518

Investing activities:
Purchases of property and equipment	(1,678)	(1,090)
Net cash used in investing activities	(1,678)	(1,090)

Financing activities:
Proceeds from long-term debt	20,000	—
Payments on long-term debt	(20,000)	—
Proceeds from the issuance of common stock upon initial public offering	52,365	—
Proceeds from the issuance of common stock upon secondary offering	1,028	—
Dividend on common stock	(41,328)	—
Redemption of redeemable preferred stock	(17,365)	(8,445)
Exercise of stock options	709	67
Exercise of stock warrants	410	—
Initial public offering costs	(1,793)	—
Secondary offering costs	(116)	—
Deferred loan costs	(418)	—
Net cash used in financing activities	(6,508)	(8,378)
Net increase in cash and cash equivalents	1,838	4,050
Cash and cash equivalents:
Beginning of period	42,540	38,490
End of period	$44,378	$42,540